Exhibit 10.13

DATED                                           2010

HENDERSON GROUP PLC

RULES OF THE HENDERSON GROUP PLC

INTERNATIONAL BUY AS YOU EARN PLAN

(INTERNATIONAL BAYE)

Approved by shareholders in general meeting on 11 May 2010

Re-approved by the shareholders in general meeting (as amended) on 4 May 2011

Henderson Group plc International Buy As You Earn Plan

This International Plan entitled the “Henderson Group plc International Buy As You Earn Plan” is designed for operation in countries excluding the United Kingdom (“International Jurisdictions”). The Rules of the International Plan are further amended by the schedules attached to the International Plan making variations which apply in particular International Jurisdictions. Where no schedule is attached for a particular International Jurisdiction, the Rules of the International Plan apply without amendments.

Offers of participation in the International Plan are limited to Eligible Employees resident in the International Jurisdictions.

It is intended that the International Plan shall be treated as being part of the Henderson Buy- As - You- Earn Plan for the purposes of determining the overall limits under the International Plan. Rule 3.1 of the Rules of the Henderson Buy- As - You- Earn Plan shall be taken to be incorporated into the International Plan.

1.                                      DEFINITIONS

In these Rules the following words and expressions shall, where the context so permits, have the meanings set forth below:

“Acquisition Date”	the date on which Partnership Shares are acquired on behalf of Participants in accordance with Rule 3 of the International Plan;

“Appropriation Date”	a day on which Free Shares or Matching Shares are appropriated in accordance with the Rules;

“Associated Company”	has the meaning given by Paragraph 94 of Schedule 2 to the Income Tax (Earnings and Pensions) Act 2003;

“Award Date”	(1) in relation to Matching Shares, the date on which Matching Shares are awarded to Participants in accordance with Part Two of the International Plan; and

(2) in relation to Free Shares, the date on which the Free Shares are awarded to Participants in accordance with Part Three of the International Plan;

(3) in relation to Dividend Shares, the date on which the Dividend Shares are awarded to Participants in accordance with Part Four of the International Plan;

“Calculation Date”	the date of the first monthly acquisition of Partnership Shares by the Trustee on behalf of a Participant using a Participant’s Partnership Share Money;

“Committee”	a duly authorised committee of the board of directors of the Company;

“Company”	Henderson Group plc, whose registered office is at 47 Esplanade, St Helier, Jersey, JE1 0BD;

“Control”

in relation to a corporate body, the power of a person to secure by the holding of shares or the possession of voting power that the affairs of that corporate body are conducted in accordance with the wishes of that person;

“Dealing Day”	a day on which the London Stock Exchange is open for the transaction of business;

“Dividend Share Holding Period”

in relation to any appropriation of Dividend Shares, such period as the Committee may determine in respect of that appropriation being a period of not more than three years from the date that the Dividend Shares are appropriated in accordance with Part Four;

“Dividend Shares”	shares which are awarded to Participants under Rule 11.1 and held by the Trustee upon the terms of the International Plan;

“Eligible Employee”	an individual who:

(a) is an employee (and is not under notice) of a Participating Company; and

(b) has such Qualifying Period (if any) of employment with a Participating Company as the Committee may determine;

provided that such an individual is not a director of the Company;

“Forfeiture Period”

in relation to any appropriation of Free Shares, such period as the Committee may determine in respect of that appropriation being a period of not more than three years from the date that the Free Shares are appropriated in accordance with Part Three;

“Free Share Agreement”	an agreement under which an Eligible Employee agrees to be bound by the terms of an Award of Free Shares in the form determined by the Committee from time to time;

“Free Share Holding Period”

in relation to any appropriation of Free Shares, such period as the Committee may determine in respect of that appropriation being a period of not more than three years from the date that the Free Shares are appropriated in accordance with Part Three;

“Free Shares”	shares which are, or are to be, appropriated to a Participant without payment it pursuant to Part Three of these Rules;

“Group”	the Company and the Subsidiaries of the Company and “member of the Group” shall be construed accordingly;

“Holding Period”	in relation to Partnership Shares, the period of twelve months commencing on the appropriate Calculation Date;

“International Plan”	The Henderson International Buy As You Earn Plan in its present form, or as from time to time altered in accordance with its Rules;

“Jointly Owned Company”

a company of which 50% of the issued share capital is owned by the Company and 50% is owned by another company and which is not under the Control of either company; this expression includes a company which is controlled by a Jointly Owned Company;

“London Stock Exchange”	London Stock Exchange plc or any successor body thereto;

“Market Value”

so long as the Shares are admitted to listing on the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange, the middle market quotation(s) for shares of that class (as derived from the Daily Official List of the London Stock Exchange) for that day;

“Matching Share Appropriation Date”	the date set by the Committee when Matching Shares are to be appropriated to a Participant pursuant to Rule 5.5;

“Matching Share Holding Period”

in relation to any appropriation of Matching Shares, such period as the Committee may determine in respect of that appropriation being a period of not more than three years from the date that the Matching Shares are appropriated in accordance with Part Two;

“Matching Shares”	shares which are awarded to an Eligible Employee under Rule 5 and held by the Trustee upon the terms of the International Plan;

“Maximum Monthly Subscription”

in relation to any invitation, the local currency equivalent of £125 (calculated at the closing exchange rate quoted in the Financial Times on the date of deduction) or such other amount as the Committee may determine;

“Minimum Monthly Subscription”

in relation to any invitation, the local currency equivalent of £10 (calculated at the closing exchange rate quoted in the Financial Times on the date of deduction) or such other amount as the Committee may determine;

“Notice of Award”	a notice of award of Partnership, Matching or Dividend Shares in such form as determined by the Trustee.

“Participant”	an Eligible Employee who has entered into a Partnership Share Agreement to participate in the International Plan;

“Participating Company”	any Subsidiary or Jointly Owned Company which has been designated by the Committee as a Participating Company;

“Partnership Shares”	shares which are acquired by or on behalf of Eligible Employees under Rule 3 and held by the Trustee on the terms of the International Plan;

“Partnership Share Agreement”	an agreement included in the application form for Partnership Shares in the form determined by the Committee from time to time;

“Partnership Share Money”	the deductions made from a Participant’s Salary in accordance with the Partnership Share Agreement before it is used to acquire Partnership Shares on his behalf;

“Plan Shares”	shares held by the Trustee upon the terms of the International Plan on behalf of the Participants comprising Partnership Shares, Matching Shares and Dividend Shares;

“Plan Period”	such period as the Committee may determine from time to time which may be an indefinite period, subject to the cessation or termination of the Plan pursuant to Rule 32;

“Qualifying Period”	means such period of continuous employment with a Participating Company or any other company in the Group which the Committee may from time to time determine;

“Reconstruction”	means a transaction affecting any Plan Shares equivalent to a transaction as mentioned in paragraph 86 of Schedule 2 to the Income Tax (Earnings and Pensions) Act 2003;

“Rules”	the rules of the International Plan (and “Rule” shall be construed accordingly);

“Salary”	basic pay as defined in the country in which the Eligible Employee is employed, but excluding bonuses (unless the Committee determines otherwise) and employee benefits;

“Share”	an ordinary share in the capital of the Company;

“Subsidiary”	a subsidiary within the meaning given by section 1159 of the Companies Act 2006;

“Takeover”	means a transaction affecting any Plan Shares equivalent to a transaction as mentioned in paragraph 37 of Schedule 2 to the Income Tax (Earnings and Pensions) Act 2003;

“Trust”	the Henderson International Employee Share Trust;

“Trustee”	the Trustees of the Henderson Employee Ownership Share Trust;

“Unit”

any individual or group of individuals, business unit, division, body corporate, or other person within the Company or any Participating Company to which the Committee shall apply a performance target or performance measure.

References to any statutory provision are to that provision as amended or re-enacted from time to time and, unless the context otherwise requires, words in the singular include the plural (and vice versa) and words importing the masculine shall include the feminine (and vice versa).

Headings shall be ignored in interpreting the provisions of the International Plan.

PART ONE — PARTNERSHIP SHARES

2.                                      INVITATIONS TO ACQUIRE PARTNERSHIP SHARES

2.1                               The Committee may in its absolute discretion determine in respect of any Plan Period whether Eligible Employees should be offered the opportunity to acquire Partnership Shares. The Committee may determine that Eligible Employees who are resident in particular International Jurisdictions will be offered the opportunity to acquire Partnership Shares.

2.2                               When the Committee have decided to operate the International Plan by inviting Eligible Employees to acquire Partnership Shares, an invitation shall be issued to each Eligible Employee in those International Jurisdictions in which the Committee has determined the International Plan shall be operated inviting him to enter into an agreement with the Company by returning as directed the accompanying Partnership Share Agreement duly completed.

The invitation shall specify:

2.2.1                     whether the Committee have determined to offer Matching Shares to Eligible Employees who enter into a Partnership Share Agreement; and

2.2.2                     the basis on which such Matching Shares will be awarded.

2.3                               The Committee may specify the maximum number of Shares to be included in an offer of Partnership Shares.

2.3.1                     The Partnership Share Agreement shall contain an undertaking by the Company to notify each Eligible Employee of any restriction on the number of Shares to be included in an offer. This notification shall be given before the deduction of the Partnership Share Money relating to the offer.

2.4                               A Partnership Share Agreement entered into in accordance with this Rule 2 shall form the binding agreement between the Eligible Employee and the Company:

2.4.1                     to permit the Company to deduct from his net Salary (i.e. after deduction of tax and social security contributions) each month an amount which is not less than the Minimum Monthly Subscription nor more than the Maximum Monthly Subscription;

2.4.2                     to permit the Company to transfer to the Trustee the sums deducted under Rule 2.4.1;

2.4.3                     to permit the Trustee to use the sums deducted under Rule 2.4.1 to acquire Partnership Shares on behalf of the Eligible Employee and to hold them in accordance with the Rules.

2.5                               A Participant may at any time by notice to the Company request that no further deductions be made from his Salary pursuant to a Partnership Share Agreement. The Company shall stop deductions within 30 days of the receipt of any such notice or on such later date as the Participant may specify in the notice.

2.6                               A Partnership Share Agreement may provide for Participants to vary the amount deducted from Salary.

2.7                               A Participant may at any time give notice to the Company that he wishes to restart deductions from his Salary. The Company must restart deductions under the Partnership Share Agreement no later than the date of the first deduction under the Partnership Share Agreement which is due more than 30 days after the Participant’s notice to restart making deductions. If a Participant stops making deductions from Salary and then restarts, he may not make up any missed deductions from Salary.

3.                                      ACQUISITION OF PARTNERSHIP SHARES

3.1                               All Partnership Share Money deducted by the Company in accordance with the Partnership Share Agreement entered into under Rule 2 shall be transferred directly to the Trustee. Within 30 days after the Partnership Share Money was deducted from Participants’ Salaries the Trustee shall use it in the purchase of Partnership Shares on behalf of Participants. The Trustee will send at least once in every calendar year a Notice of Award to each Participant showing the number of Shares acquired for him.

3.2                               The number of Partnership Shares to be acquired on behalf of each Participant shall be determined in accordance with the Market Value of the Partnership Shares on the Acquisition Date.

3.3                               If any Partnership Share Money remains after the acquisition, it may be retained by the Trustee to the Participant’s account and added to the next amount of Partnership Share Money deducted from his Salary.

3.4                               If the Trustee deposits the Partnership Share Money in an interest-bearing account, any interest earned will not become the entitlement of the Participant but will be used to defray the expenses of the Trust.

3.5                               A Participant may withdraw any or all of his Partnership Shares from the International Plan at any time. He may direct the Trustee to transfer to him the legal ownership of the Partnership Shares; he may also direct the Trustee to transfer to him any Partnership Share Money held on his behalf. If before the end of the Holding Period he sells the Partnership Shares or withdraws from the International Plan the Partnership Shares, he will lose any entitlement to receive any corresponding Matching Shares.

4.                                      CESSATION OF EMPLOYMENT

4.1                               In the event of a Participant ceasing to be employed by a member of the Group or any other Associated Company in any circumstances, the Participant shall not be entitled to acquire any future Partnership Shares and any Partnership Share Money held by the Trustee on his behalf will be transferred to him by the Trustee as soon as practicable after such cessation.

4.2                               Rule 15 shall apply to any Partnership Shares appropriated to the Participant by the time of the cessation of the Participant’s employment with a member of the Group or any other Associated Company.

4.3                               In the event of a Participant ceasing to be employed by a member of the Group or any other Associated Company before the end of the Holding Period, he will lose any entitlement to receive any corresponding Matching Shares except in the circumstances and to the extent set out in Rule 5.12 (Good Leaver).

4.4                               No person shall be treated for the purposes of this International Plan as ceasing to be in the employment of a member of the Group or any other Associated Company until he ceases to be in the employment of any member of the Group or any other Associated Company.

4.5                               In the event of a Participant ceasing to be employed by a Participating Company in such circumstances that he then commences employment with a member of the Group or any other Associated Company in an International Jurisdiction in which invitations to enter into Partnership Share Agreements are not offered, the Participant will be treated as having ceased employment with all members of the Group and all other Associated Companies.

PART TWO — MATCHING SHARES

5.                                      AWARD OF MATCHING SHARES

5.1                               The Committee may resolve that Matching Shares may be offered for appropriation to Eligible Employees in accordance with this Part.

5.2                               The ratio of Matching Shares to Partnership Shares which shall be offered in respect of any acquisition of Partnership Shares shall be determined by the Committee, offered to all Eligible Employees resident in a particular International Jurisdiction on the same terms and shall be specified in the Partnership Share Agreement governing the acquisition of the relevant Partnership Shares. The ratio shall not be greater than two Matching Shares for every one Partnership Share acquired.

5.3                               The Committee may determine that the ratio of Matching Shares to Partnership Shares may be altered by the Company prior to the acquisition of the related Partnership Shares.

5.4                               Unless the Committee determines otherwise, where income tax and/ or employee social security contributions and/ or any other form of taxation are required to be accounted to any revenue or other authority on behalf of the Participant by any member of the Group or any Associated Company in connection with the appropriation of the Matching Shares, the Participant shall be treated as receiving a total benefit equal to the Market Value of the Matching Shares to be appropriated, but the number of Matching Shares to be appropriated shall be reduced to take into account the income tax and/ or employee social security contributions that are required to be accounted and an amount in cash equal to such income tax and/ or employee social security contributions will be forwarded to the revenue or other authority.

5.5                               The Committee shall set a date or dates when Matching Shares shall be appropriated to a Participant (each, a “Matching Shares Appropriation Date”). Unless the Committee determines otherwise or Rule 5.12 (Good Leaver) applies, the Matching Shares Appropriation Date will (in respect of any 12 month period) be the end of the period of 12 months after a Participant first acquired Partnership Shares in that 12 month period.

5.6                               The Matching Shares shall be appropriated to the Participant on at or shortly after the Matching Share Appropriation Date, provided that (on the Matching Share Appropriation Date) the Participant remains in employment within a member of the Group or any other Associated Company and the Participant has not sold the Partnership Shares (to which the Matching Shares relate) or has not otherwise withdrawn from the International Plan.

5.7                               Except in the circumstances and to the extent set out in Rule 5.12 (Good Leaver), no Matching Shares shall be appropriated to a Participant if the Participant shall have ceased to be in employment with a member of the Group or any other Associated Company.

5.8                               The Committee shall, in respect of each appropriation of Matching Shares, other than those acquired pursuant to Rule 5.12 (Good Leaver), specify a Matching Share Holding Period which shall be stated in the Partnership Share Agreement to which the Matching Shares relate.

5.9                               When the Committee have decided to operate the International Plan by offering Matching Shares pursuant to this Rule 5, the invitation issued to each Eligible Employee under Rule 2 shall contain information about such decision, including the ratio of Matching Shares that will be offered for each Partnership Share, the circumstances in which the Matching Shares may be forfeited and any restrictions on the sale of the Matching Shares.

5.10                        On the day following the end of the Holding Period, the Committee will award to Participants on whose behalf the Trustee hold Partnership Shares, Matching Shares on the basis set out in the invitation. The Matching Shares awarded will then form part of the Plan Shares.

5.11                        Where Matching Shares are appropriated under this Rule 5 the Trustee will send at least once in every calendar year a Notice of Award to each Participant to whom such Shares have been awarded.

5.12                        Where a Participant ceases to be in employment with a member of the Group or any Associated Company in the Holding Period by reason of:

(a)                                 injury or disability; or

(b)                                 redundancy or its equivalent in accordance with the laws and practices of the jurisdiction in which the Participant is employed; or

(c)                                  the sale of a business or part of a business of a Participating Company in such circumstances that employees retain their existing employment rights in accordance with the legislation in their country of residence; or

(d)                                 a change of Control or other circumstances resulting in the Participating Company ceasing to be an Associated Company; or

(e)                                  retirement in accordance with the laws and practices of the jurisdiction in which the Participant is employed; or

(f)                                   death

the Participant shall be entitled to an allocation of Matching Shares equal to the number of Matching Shares the Participant would have been entitled to as if he had acquired Partnership Shares at the date of cessation of employment of the Participant using the Partnership Share Money in existence at the date of the cessation of employment, taking (as a reference for the calculation) the Market Value of the Shares on the date of cessation of employment. Any such Matching Shares allocated pursuant to this Rule 5.12 shall be appropriated to the Participant as soon as reasonably practicable after the cessation of employment of the Participant (as determined by the Committee) on terms that the Matching Shares are immediately sold in accordance with Rule 15.1.2.

6.                                      MATCHING SHARES HOLDING PERIOD

6.1                               The Partnership Share Agreement relating to the Partnership Shares to which the Matching Shares relate shall bind the relevant Eligible Employee in contract with the Company and the Trustee in consideration of the appropriation to him of the Matching Shares:

6.1.1                     to permit all Matching Shares appropriated to him to remain in the hands of the Trustee throughout the applicable Matching Share Holding Period or, if earlier, until he ceases to be in employment with any member of the Group or any other Associated Company;

6.1.2                     not to assign, charge or otherwise dispose of his beneficial interest in any Matching Shares during the applicable Matching Share Holding Period or, if earlier, until he ceases to be in employment with any member of the Group or any other Associated Company;

PROVIDED THAT no Participant by virtue of the signature or execution of a contract of participation shall be precluded from directing the Trustee to dispose of his Matching Shares in the event of a Reconstruction or a Takeover affecting his Matching Shares.

6.2                               In accordance with the Partnership Share Agreement entered into between a Participant and the Company, a Participant may direct the Trustee to transfer the legal ownership of his Matching Shares to him at any time after the end of the Matching Share Holding Period.

6.3                               Any direction given by a Participant under Rule 6.2 must be in the form as notified by the Trustee, adapted as appropriate. The Trustee will transfer the relevant Matching Shares as soon as practicable after receipt of the direction.

PART THREE: FREE SHARES

7.                                      INVITATIONS TO ACQUIRE FREE SHARES

7.1                               The Committee may in its absolute discretion determine in respect of any Plan Period whether it will arrange for Eligible Employees to be offered the opportunity to acquire Free Shares. The Committee may determine that Eligible Employees who are resident in particular International Jurisdictions will be offered the opportunity to acquire Free Shares.

7.2                               When the Committee have decided to operate the International Plan by inviting Eligible Employees to acquire Free Shares, an invitation shall be issued to each Eligible Employee in those International Jurisdictions in which the Committee has determined the International Plan shall be operated inviting him to enter into an agreement with the Company by signing and returning as directed the accompanying Free Share Agreement duly completed and signed. The invitation shall specify the basis on which such Free Shares will be awarded.

7.3                               The Committee may specify the maximum number of Shares to be included in an offer of Free Shares.

7.4                               The Free Share Agreement relating to the Free Shares shall bind the relevant Eligible Employee in contract with the Company and the Trustee in consideration of the appropriation to him of the Free Shares:

7.4.1                     to permit all Free Shares appropriated to him to remain in the hands of the Trustee throughout the applicable Free Share Holding Period or, if earlier, until he ceases to be in employment with any member of the Group or any other Associated Company;

7.4.2                     not to assign, charge or otherwise dispose of his beneficial interest in any Free Shares during the applicable Free Share Holding Period or, if earlier, until he ceases to be in employment with any member of the Group or any other Associated Company; and

7.4.3                     to agree to the Trustee to sell any or all such Free Shares in order to enable the Trustee to pay to any Member of the Group or to any revenue authority any amount of income tax and/or employee social security contributions that may be required to be accounted to any revenue authority in respect of the allocation or appropriation of the Shares or otherwise in connection with the Free Shares.

PROVIDED THAT no Participant by virtue of the signature or execution of a contract of participation shall be precluded from directing the Trustee to dispose of his Free Shares in the event of a Reconstruction or a Takeover affecting his Free Shares.

7.5                               The Committee may in respect of each appropriation of Free Shares specify a Forfeiture Period applicable to those Free Shares which must be the same for all Free Shares appropriated to Eligible Employees resident in a particular International Jurisdiction on that occasion.

7.6                               The Committee shall, in respect of each appropriation of Free Shares, specify a Free Share Holding Period which shall be stated in the Free Share Agreement relating to the Free Shares.

7.7                               Free Shares may be appropriated to a Participant on terms that the Participant shall cease to be beneficially entitled to such Free Shares if within the Forfeiture Period applicable to those Free Shares he:

7.7.1                     directs the Trustee to transfer the Free Shares to himself or another person; or

7.7.1.1           assigns, charges or otherwise disposes of his beneficial interest in the Free Shares; or

7.7.1.2           directs the Trustee to dispose of the Free Shares and account to himself or another person for the proceeds of sale; or

7.7.1.3           ceases to be in employment with a member of the Group or any Associated Company for any reason other than by reason of:

(a)                                 injury or disability; or

(b)                                 redundancy or its equivalent in accordance with the laws and practices of the jurisdiction in which the Participant is employed; or

(c)                                  the sale of a business or part of a business of a Participating Company in such circumstances that employees retain their existing employment rights in accordance with the legislation in their country of residence; or

(d)                                 a change of Control or other circumstances resulting in the Participating Company ceasing to be an Associated Company; or

(e)                                  retirement in accordance with the laws and practices of the jurisdiction in which the Participant is employed; or

(f)                                   death.

7.8                               No person shall be treated for the purposes of this International Plan as ceasing to be in the employment of a member of the Group or any other Associated Company until he ceases to be in the employment of any member of the Group or any other Associated Company.

7.9                               In accordance with the Free Share Agreement entered into between a Participant and the Company, a Participant may direct the Trustee to transfer the legal ownership of his Free Shares to him at any time after the end of the Free Share Holding Period.

7.10                        Any direction given by a Participant under Rule 7.9 must be in the form as notified by the Trustee, adapted as appropriate. The Trustee will transfer the relevant Free Shares as soon as practicable after receipt of the direction.

7.11                        An individual may by notice given to the Company before an Appropriation Day direct that Free Shares shall not be appropriated to him on that Appropriation Day or on each subsequent Appropriation Day. A notice given by an individual under this Rule 7.11 may be revoked by that individual giving the Company a written notice of revocation.

8.                                      BASIS OF ALLOCATION OF FREE SHARES

8.1                               The Free Shares to be appropriated to Eligible Employees shall be allocated to such Eligible Employees on the same terms in accordance with one or more of the following formulae to be determined in respect of each appropriation by the Committee:

8.1.1                     Eligible Employees shall be appropriated Free Shares the number or value of which shall be determined by reference to their remuneration; or

8.1.2                     Eligible Employees shall be appropriated Free Shares the number or value of which shall be determined by reference to their length of service with a Member of the Group or an Associated Company; or

8.1.3                     Eligible Employees shall be appropriated Free Shares the number or value of which shall be determined by reference to the number of hours they work for a Member of the Group or an Associated Company; or

8.1.4                     Eligible Employees shall be appropriated a fixed number of Free Shares or a number of Free Shares with a Market Value equal to a fixed sum; or

8.1.5                     Eligible Employees shall be appropriated Free Shares the number or value of which shall be determined according to the achievement by the Unit in which the Eligible Employee works of performance targets and/or performance measures during a Performance Period which in the case of performance measures shall:

8.1.5.1           be based on business results or other objective criteria determined by the Committee; and

8.1.5.2           be fair and objective measures of the performance of that Unit,

PROVIDED THAT where an appropriation of Free Shares is based upon more than one of the factors mentioned in Rules 8.1.1, 8.1.2 or 8.1.3 each factor shall give rise to a separate entitlement to Free Shares related to the level of remuneration, length of service or hours worked (as the case may be) and the total entitlements shall be the sum of those separate entitlements.

9.                                      PERFORMANCE TARGETS AND MEASURES

9.1                               Any appropriation of Free Shares which is made by reference to a performance measure or performance target pursuant to Rule 8 must comply either with the requirements of Rule 9.2 (Method One) or the requirements of Rule 9.3 (Method Two).

9.2                               The requirements of this Rule 9.2 (Method One) are that:

9.2.1                     at least twenty per cent (20%) of the Free Shares of any class appropriated to an Eligible Employee on any occasion shall be appropriated without reference to performance and in accordance with the requirements of Paragraphs 9 and 41(3) and (4) of Schedule 2 to the Income Tax (Earnings and Pensions) Act 2003 (same terms) (deeming those provisions to apply); or

9.2.2                     the Free Shares which are not appropriated in accordance with Rule 9.2.1 shall be appropriated by reference to performance; and

9.2.3                     the greatest number of Free Shares appropriated to any Eligible Employee on any occasion by reference to performance shall not be more than four times greater than the greatest number of Free Shares of the same class appropriated to any Eligible Employee on that occasion by reference to factors which are not performance related.

9.3                               The requirements of this Rule 9.3 (Method Two) are that:

9.3.1                     some or all of the Free Shares must be appropriated by reference to performance; and

9.3.2                     the appropriation of Free Shares to Eligible Employees within a Unit shall be in accordance with the requirements of Paragraphs 9 and 42(4) of Schedule 2 to the Income Tax (Earnings and Pensions) Act 2003 (same terms) (deeming those provisions to apply).

9.4                               An Eligible Employee may not be a member of more than one Unit in any Participating Company in respect of any Plan Period.

9.5                               The Company must notify as soon as reasonably practicable:

9.5.1                     each Eligible Employee to whom Free Shares may be appropriated in respect of a Performance Period of any performance targets and measures which will be used to determine the number or value of Free Shares appropriated to him in respect of that Performance Period; and

9.5.2                     all Eligible Employees of the Company and of any Participating Company in general terms of the performance measures to be used to determine the number or value of Free Shares to be appropriated to each individual,

PROVIDED THAT in respect of Rule 9.5.2 above the Company shall not be required to include in such notification any information which the Committee reasonably considers would prejudice the confidentiality of commercially sensitive information.

10.                               APPROPRIATION OF FREE SHARES

10.1                        An individual shall not be eligible to have an appropriation of Free Shares if at the date of such appropriation he is not an Eligible Employee.

10.2                        The aggregate of the appropriation values of all Free Shares which may be allocated to any Participant in any period of twelve months shall not exceed £3,000 or such other amount as may from time to time be determined by the Committee.

10.3                        Where the Trustee appropriate Free Shares a proportion of which rank for any dividend or other distribution or other rights attaching to Shares by reference to a record date preceding the relevant Appropriation Day and a proportion of which do not, then the Free Shares to be appropriated to each Eligible Employee shall as far as practicable be in the same proportions thereto.

PART FOUR — DIVIDEND SHARES

11.                               REINVESTMENT OF CASH DIVIDENDS

11.1                        Subject as hereinafter provided any cash dividends paid in respect of Plan Shares held on behalf of a Participant shall unless otherwise directed by the Committee be applied by the Trustee in acquiring Dividend Shares subject to any limit set by the Committee pursuant to Rule 11.2 to be held on behalf of a Participant. The Committee may determine at any time that cash dividends shall cease to be applied in acquiring Dividend Shares and/or can determine that any cash dividends can start to be applied by the Trustee in acquiring Dividend Shares. The Committee may make a different determination as to whether cash dividends are to be applied to acquire Dividend Shares for Participants in different jurisdictions.

11.2                        The Committee may set a maximum aggregate amount of any cash dividend paid in respect of Plan Shares that may be reinvested by or on behalf of a Participant in Dividend Shares under the Plan in any calendar year (or such other period as the Committee may determine).

11.3                        The Trustee shall pay to the Participant such amount of any cash dividend which is in excess of the limit referred to in Rule 11.2 as soon as practicable.

11.4                        The Trustee may retain and carry forward to be added to the amount of the next cash dividend to be reinvested the amount of any cash dividend which is insufficient to acquire one or more Dividend Shares.

11.5                        The Trustee shall as soon as practicable pay to the Participant any amount retained in accordance with Rule 11.4:

11.5.1              if or to the extent that such amount is not reinvested within the period of three years beginning with the date on which the dividend was paid; or

11.5.2              if the Participant ceases to be in the employment of a Member of the Group or any other Associated Company; or

11.5.3              if during the three year period mentioned in Rule 11.5.1, the Committee resolves that the International Plan should cease operation; or

11.5.4              if the Committee resolves that cash dividends should cease to be applied to acquire Dividend Shares and for the purposes of this Rule 11.5, amounts carried forward which arise from earlier cash dividends are treated as reinvested before amounts which arise from later cash dividends.

11.6                        The Trustee shall apply any cash dividend in acquiring Dividend Shares on a date set by the Trustee in relation to the acquisition of Dividend Shares which shall be within 30 days of the date on which they receive the dividend.

11.7                        The Trustee may treat a cash dividend as applied in acquiring Dividend Shares if they appropriate Shares already held by them.

11.8                        The number of Dividend Shares appropriated to a Participant on any occasion by the Trustee shall be such number as can be acquired at the Market Value of the Shares on the date referred to in Rule 11.6 above with the cash dividend received in respect of the Participant’s Plan Shares on that occasion.

11.9                        If Dividends are not required to be reinvested, they shall be paid to the Participant as soon as practicable after they are received by the Trustee.

12.                               DIVIDEND SHARE HOLDING PERIOD

12.1                        The Committee shall, in respect of each appropriation of Dividend Shares, specify a Dividend Share Holding Period which shall be communicated to the Participants.

12.2                        By agreeing to participate in the International Plan, the relevant Participant shall be taken to have agreed with the Company and Trustee:

12.2.1              to permit all Dividend Shares appropriated to him to remain in the hands of the Trustee throughout the applicable Dividend Share Holding Period or, if earlier, until he ceases to be in employment with any member of the Group or any other Associated Company;

12.2.2              not to assign, charge or otherwise dispose of his beneficial interest in any Dividend Shares during the applicable Dividend Share Holding Period or, if earlier, until he ceases to be in employment with any member of the Group or any other Associated Company;

PROVIDED THAT no Participant by virtue of the signature or execution of a contract of participation shall be precluded from directing the Trustee to dispose of his Dividend Shares in the event of a Reconstruction or a Takeover affecting his Dividend Shares.

12.3                        In accordance with the Partnership Share Agreement entered into between a Participant and the Company, a Participant may direct the Trustee to transfer the legal ownership of his Dividend Shares to him at any time after the end of the Dividend Share Holding Period.

12.4                        Any direction given by a Participant under Rule 12.3 must be in the form as notified by the Trustee, adapted as appropriate. The Trustee will transfer the relevant Dividend Shares as soon as practicable after receipt of the direction.

13.                               SCRIP DIVIDENDS

13.1                        This Rule applies where the holders of any class of shares of which some are Plan Shares are offered the right to elect to receive shares, credited as fully paid in whole or in part, in lieu of a cash dividend. Unless otherwise determined by the Committee, in such circumstances, the Trustee will be taken to have been directed by each Participant before the closing of the offer to elect to receive Shares and to hold such Shares as Dividend Shares.

13.2                        Rule 12 shall apply to any part of the dividends receivable in cash.

14.                               TRANSFER OF DIVIDEND SHARES

14.1                        In accordance with the Partnership Share Agreement or, as the case may be, the Free Share Agreement entered into between a Participant and the Company, a Participant may direct the Trustee to transfer the legal ownership of his Dividend Shares to him at any time.

14.2                        Any direction given by a Participant under Rule 14.1 must be in the form as notified by the Trustee, adapted as appropriate. The Trustee will transfer the relevant Dividend Shares as soon as practicable after receipt of the direction.

PART FIVE - CESSATION OF EMPLOYMENT

15.                               WITHDRAWAL OF SHARES FROM THE INTERNATIONAL PLAN ON CESSATION OF EMPLOYMENT AND WITHDRAWAL OF DIVIDEND SHARES FROM THE INTERNATIONAL PLAN

15.1                        Subject to any terms for forfeiture of a Participant’s Free Shares, if a Participant ceases to be employed by a member of the Group or any other Associated Company, the Trustee shall, if the Participant so directs:

15.1.1              transfer to the Participant or any other person to whom the Participant so directs all the Participant’s Plan Shares held by the Trustee; or

15.1.2              dispose of all the Participant’s Plan Shares held by the Trustee and account (or hold themselves ready to account) for the proceeds of sale to the Participant or any other person whom the Participant so directs less any amounts deducted under Rule 16 (Plan Shares-Taxation) and after deducting the expenses of sale.

15.2                        Unless the Participant directs that his or her Plan Shares (which have not been subject to forfeiture) should be transferred in accordance with Rule 15.1.1 or does not give complete instructions for the transfer within one month of the Participant ceasing to be employed by a member of the Group or any other Associated Company, the Committee shall be entitled to sell any remaining Plan Shares in accordance with Rule 15.1.2.

15.3                        No person shall be treated for the purposes of this Rule 15 as ceasing to be in the employment of a member of the Group or any other Associated Company until he ceases to be in the employment of any member of the Group or any other Associated Company.

PART SIX — GENERAL

16.                               PLAN SHARES- TAXATION

The Participating Company will be entitled to withhold and the Participant will be obligated to pay, the amount of tax or any employee social security contributions or other regulatory payments which may be payable by or on behalf of such Participant in connection with the appropriation, acquisition or transfer of Plan Shares. Without limitation, any member of the Group or any other associated Company may withhold any such tax or any employee social security contributions or other regulatory payments from the Participant’s Salary, bonus payments or any other payments otherwise due to him. The Trustee may establish appropriate procedures to provide for any such payment including, in lieu of transferring some or all of the Shares to which a Participant is entitled, the sale of such proportion thereof as shall equate to the amount of the liability, the payment of such amount to the relevant authority and the transfer of the resulting number of Shares to the Participant.

17.                               CONTRIBUTIONS TO BE MADE BY PARTICIPATING COMPANIES

17.1                        Contributions to be made by the Company and each Participating Company to the Trustee to support any acquisition of Free Shares or Matching Shares by the Trustee for appropriation on any Appropriation Day shall be paid not later than the fifth Dealing Day immediately prior to the relevant Appropriation Day.

17.2                        A Participating Company shall only contribute to the Trustee such sums as are required in connection with the acquisition of Shares by the Trustee for appropriation to Eligible Employees who are for the time being employees of that Participating Company.

18.                               ACQUISITION OF SHARES FOR AWARD

18.1                        The Trustee may upon the direction of the Committee, purchase Shares on the Acquisition Date or such other date as the Trustee or the Committee considers appropriate. Such Shares may be purchased on the London Stock Exchange.

18.2                        No Shares may be issued for the purposes of any appropriation of Free Shares, Matching Shares or Dividend Shares to, or purchase of Partnership Shares on behalf of, a Participant who is a director of the Company.

18.3                        Unless and until approved by the shareholders in a general meeting of the Company, the Trustee may not subscribe for Shares for the purposes of any appropriation of Free Shares or Matching Shares or purchase of Partnership Shares.

18.4                        The Trustee, if so directed by the Committee, shall not later than 3 days prior to the relevant Appropriation Day (which day the Company shall notify to the Trustee in advance), acquire Shares for appropriation under the Plan on that Appropriation Day as Free Shares or Matching Shares by purchase on the London Stock Exchange or privately (provided that any private purchase made at a time when shares in the Company are listed is made at a price not materially more or less than their Market Value on the day on which they are acquired).

18.5                        Contributions to be made by the Company and each Participating Company to the Trustee to support any purchase of Shares to be made by the Trustee for award on any Award Date shall be paid not later than the Dealing Day immediately prior to the relevant Award Date.

19.                               SHARES AND DIVIDENDS

19.1                        Subject to the Rules of the International Plan, all Shares acquired under the International Plan shall as to voting, dividend, transfer and other rights (including those arising on a liquidation) rank equally in all respects with the Shares then in issue.

19.2                        Subject to the Rules of the International Plan, the Participant will receive all rights as to voting, dividend transfer and other rights in respect of Partnership Shares from the Acquisition Date and in respect of Matching Shares, Free Shares and Dividend Shares on the respective Award Date.

19.3                        If the Trustee receives any foreign cash dividend in respect of Plan Shares, they shall give the Participant notice of the amount of any foreign tax already deducted.

19.4                        The Company shall procure that the registrar will send or make available to the Participants copies of all documents normally issued by the Company and sent to the holders of Shares.

20.                               RECONSTRUCTION AND TAKEOVER

20.1                        If there is a Reconstruction or Takeover affecting Plan Shares, the Participants shall be notified of such event and any Participant may give notice in writing to the Trustee instructing them on the action to be taken (and, where appropriate, exercise any right to elect to receive any particular form of consideration available thereunder) in respect of any of his Plan Shares.

20.2                        If there is a Reconstruction or Takeover affecting Plan Shares, the consideration received thereunder shall (so far as it consists of cash or securities which cannot be held under the International Plan) be treated as being disposed of (and so far as it consists of New Shares) be held by the Trustee as Plan Shares subject to the Rules of the International Plan mutatis mutandis as if the same were the Shares in respect of which they are issued, or which they otherwise represent.

20.3                        In the event of any Plan Shares being compulsorily acquired under Part 18 of the Companies (Jersey) Law 1991, or if under any scheme of arrangement sanctioned by the Court pursuant to Article 125 of the Companies (Jersey) Law 1991, Plan Shares are transferred to another company or cancelled for a consideration consisting of cash and/ or securities or shares, the Participants concerned shall be entitled to receive notification thereof from the Trustee as soon as practicable after such acquisition, transfer or cancellation, and to give instructions to the Trustee in relation to such consideration, and the provisions of Rules 20.1, 20.2 and 20.3 shall apply mutatis mutandis so far as relevant.

21.                               RIGHTS ISSUES

21.1                        Whenever a company grants to the holders of any class of shares of which some are Plan Shares any rights to acquire other shares, securities or rights of any description in that company (a “Rights Issue”) each Participant shall be notified by the Trustee of the rights relating to his Plan Shares and he may instruct the Trustee to do one or more of the following:

21.1.1              subject to the provision by him of any necessary funds, to take up or sell all or any of the rights or allow them to lapse;

21.1.2              to sell rights nil paid to the extent necessary to enable the Trustee to subscribe in full for the balance of any unsold rights,

which instructions may be particular or of general application and relate to Plan Shares appropriated before and after the date of the relevant Rights Issue.

21.2                        The Trustee shall act upon any such instruction received by them not less than five Dealing Days before the expiry of the period allowed for the exercise of any rights pursuant to the relevant Rights Issue. If any Participant has not prior to five Dealing Days before the expiry of the period allowed for the exercise of any such rights given instructions to the Trustee with regard thereto and provided any funds necessary for the purpose, the Trustee shall allow such rights to lapse. The Trustee shall deal with any capital received in consequence of the non-exercise or sale of any rights in compliance with the processing of sections 513 (1) to 513 (4) of the Income Tax (Earnings and Pensions) Act 2003.

21.3                        Any shares, securities or rights taken up by the Trustee on behalf of any Participant under this Rule shall, subject to fractional entitlement, form part of the Participant’s Plan Shares and shall be deemed to have been appropriated at the same time as the Participant’s Plan Shares to which they relate.

21.4                        Nothing in this Rule shall require the Trustee to act in any manner whereby they would incur any liability unless indemnified to their satisfaction by the Participant against such liability.

22.                               CAPITALISATION ISSUES

Where a company allots any new Shares by way of capitalisation to the Trustee in respect of any Participant’s Plan Shares, such new Shares shall form part of that Participant’s Plan Shares and shall be deemed to have been appropriated at the same time as the Participant’s Plan shares in respect of which they are allotted.

23.                               FRACTIONAL ENTITLEMENTS

23.1                        Where a company makes an offer or invitation conferring any rights upon its members to acquire against payment additional shares, securities or rights of any description in that company or where that company allots any new securities by way of capitalisation, the Trustee shall allocate such rights or securities amongst the Participants concerned on a proportionate basis and, if such allocation shall give rise to a fraction of a security or a transferable unit thereof (in this Rule “unit”), shall round such allocation down to the next whole unit and the Trustee shall aggregate the fractions not allocated and use their best endeavours to sell any rights or units which are not allocated and distribute the net proceeds of sale (after deducting therefrom any expenses of sale and any taxation which may be payable in respect thereof) proportionately among the Participants whose allocation was rounded down, provided that any sum of less than £3 otherwise distributable to a particular Participant may be retained by the Trustee to apply the same in or towards the future purchase of shares for the purposes of the Plan and all the Trustee’ expenses of administering the same.

23.2                        In any circumstances in which the Trustee receive new Shares which form part of a Participant’s Plan Shares the Trustee shall allocate the new Shares to the Participant by reference to the relative times of appropriation of his Plan Shares to which they relate and, if any such allocation should give rise to a fraction of a New Share, the Trustee shall, subject to Income Tax (Earnings and Pensions) Act 2003 a round such allocation up or down to the next whole unit as they in their discretion think fit. New Shares shall have the same meaning as in Paragraph 87 (7) of Schedule 2 to the Income Tax (Earnings & Pensions) Act 2003.

24.                               STAMP DUTY

24.1                        Any stamp duty or other expenses involved in any transfer of Shares by the Trustee shall be payable:

24.1.1              in the case of a transfer into the name of the Participant concerned, by the Trustee (and reimbursed by the Company);

24.1.2              in any other case, by the transferee concerned.

25.                               DISPUTES

The decision of the Committee in the event of any dispute, disagreement or question affecting any Eligible Employee or Participant under the International Plan shall be final and conclusive and binding upon all persons.

26.                               TERMINATION OF EMPLOYMENT

Nothing in this Plan shall in any way be construed as imposing upon a Participating Company a contractual obligation as between the Participating Company and an employee to contribute or continue to contribute to the Plan.

In no circumstances shall any person who has ceased to be an employee of the Company or any Subsidiary or any member of the Group by reason of dismissal or otherwise howsoever or who is under notice of termination of his employment be entitled to claim as against any Participating Company or Subsidiary or the Group or the Trustee any compensation for or in respect of any consequential loss he may suffer by reason of the operation of the terms of the International Plan.

27.                               ADMINISTRATION AND ALTERATIONS

27.1                        The Committee shall have power from time to time to make and vary such regulations (not being inconsistent with the International Plan) for the implementation and administration of the International Plan as it thinks fit.

27.2                        The Committee shall have power from time to time exercisable by resolution of the Board to agree that any Subsidiary and any Jointly Owned Company shall become a Participating Company for the purposes of the International Plan. Any such member of the Group shall cease to be a Participating Company as from such date as the Committee may by resolution determine and shall be deemed not to be a Participating Company as from the date on which it ceases to be a Subsidiary or Jointly Owned Company.

27.3                        In the event of any dispute as to whether a person is or is not an Eligible Employee or as to any rights or obligations of any person hereunder or any question concerning the construction or effect hereto or any other question in connection with the International Plan, the Committee shall determine the same (other than in the case of a matter to be certified by the auditors in accordance with these Rules) and such determination shall be final and binding on all persons.

27.4                        The Committee may resolve to alter the Rules, provided that (unless Rule 27.5 applies) no alteration to the advantage of an individual to whom Plan Shares have been or may be awarded shall be made to provisions concerning:

(a)                                 eligibility;

(b)                                 the individual limits on participation

(c)                                  the overall limits on the issue of Shares or the transfer of treasury Shares

(d)                                 the basis for determining a Participant’s entitlement to, and the terms of, Shares or cash provided under the Plan;

(e)                                  the adjustments that may be made in the event of any variation of capital; and

(f)                                   the terms of this Rule 27.4

without the prior approval by ordinary resolution of the members of the company in general meeting.

27.5                        Rule 27.4 shall not apply to any minor alteration to benefit the administration of the International Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group member.

27.6                        No alteration to the Rules of the International Share Plan that would adversely affect the rights of any Participant in respect of Plan Shares already awarded to him or acquired on his behalf shall be effective without his consent.

27.7                        Without limitation to Rule 27.4 and 27.5, the Committee may resolve to alter the Rules of the International Plan to add additional sub- plans to allow for participation in the International Plan on modified terms in particular jurisdictions to take account of relevant overseas legislation and/ or to acquire or maintain beneficial tax treatment for Participants or any Participating Company, provided that no alteration may be made which would alter the fundamental purpose of the International Plan or extend the overall limits on the issue of Shares or the transfer of treasury Shares.

28.                               ERRORS AND OMISSIONS

The Company, the relevant Participating Company and where appropriate the Trustee may do all such acts and things as they may agree to rectify any error or omission, including any error or omission as a result of which any Eligible Employee is not accounted for on the award of Plan Shares notwithstanding that such action may fall outside the time limits or otherwise conflict with the provisions of the Rules.

29.                               NOTICES

29.1                        Save as otherwise provided herein, any notice or other communication under or in connection with the Plan may be given:

29.1.1              By personal delivery or by post, in the case of a notice or communication given by an Eligible Employee or a Participant to the Company or the Trustee shall be delivered or sent to the Company or the Trustee at its registered office (or at such other place or places as the Board or the Trustee may from time to time determine and notify to Eligible Employees and Participants); or

29.1.2              in an electronic communication to their usual business address or such other address for the time being notified for that purpose to the person giving the notice; or

29.1.3              by such other method as the Committee determines.

29.2                        Where a notice or communication is sent by post it shall be deemed to have been received 72 hours after the same was put into the post properly addressed and stamped.

29.3                        All notifications, documents, and other communications sent by post will be sent at the risk of the Eligible Employee or Participant concerned and the Company, its Subsidiaries, any Jointly Owned Company, any other employing company and the Trustee shall have no liability whatsoever to any Eligible Employee or Participant in respect of any notification, document, option or share certificate or other communication so given, sent or made and nor shall the Company, any of its Subsidiaries any other employing company or the Trustee be concerned to see that any Eligible Employee or Participant actually receives it.

30.                               THIRD PARTIES

No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan.

31.                               DATA PROTECTION

31.1                        By agreeing to participate in the Plan, each Participant consents to the collection, processing and transfer of his personal data for any purpose relating to the operation of the Plan. This includes:

31.1.1              providing personal data to any member of the Group member and any third party such as the Trustee, administrators of the Plan, registrars, brokers and any of their respective agents;

31.1.2              processing of personal data by any such member of the Group or third party;

31.1.3              transferring personal data to a country outside the European Economic Area (including a country which does not have data protection laws equivalent to those prevailing in the European Economic Area); and

31.1.4              providing personal data to potential purchasers of the Company, the Participant’s employer or the business in which the Participant works.

32.                               GENERAL

32.1                        The Committee may decide from time to time to suspend or cease operation of the International Plan. Benefits awarded under the International Plan do not constitute remuneration or an entitlement to future participation in the International Plan.

32.2                        The International Plan shall continue until 4 May 2021 unless terminated earlier by resolution of the Committee.

33.                               GOVERNING LAW

33.1                        The International Plan is governed by and shall be construed in accordance with the laws of England and Wales.

33.2                        The courts of England and Wales shall be the sole jurisdiction for the adjudication of disputes relating to the Plan.